Ramtron International Corporation
News Release
Nasdaq: RMTR

NEWS FOR RELEASE: 9/9/2009, 8:30am ET                     CONTACT: Lee Brown
                                                                                                        (719) 481-7213
                                                                                                        lee.brown@ramtron.com

RAMTRON SETTLES PRODUCT DEFECT CLAIM

COLORADO SPRINGS, CO -  September 9, 2009 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq:RMTR), the leading developer and supplier of nonvolatile ferroelectric random access memory (F-RAM) and integrated semiconductor products, announced today that it has entered into a Settlement Agreement and Mutual Release with one of its customers that resolves all matters related to the previously announced in-field failures of one of Ramtron’s semiconductor memory products.

As a result of the settlement and after an insurance reimbursement and a credit for future product deliveries, Ramtron will recognize a benefit of approximately $150,000 on its third-quarter income statement. Ramtron had previously recorded a charge of $815,000 in connection with the matter.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

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